                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                 CompUSA Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                    COMPUSA INC.
                             14951 NORTH DALLAS PARKWAY
                                DALLAS, TEXAS  75240

                      NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD NOVEMBER 4, 1998

To the Stockholders of
     CompUSA Inc.

     Notice is hereby given that the Annual Meeting of Stockholders (the "Meeting") of CompUSA Inc., a Delaware corporation (the "Company"), will be held at the Hotel Inter-Continental, 15201 North Dallas Parkway, Dallas, Texas, on November 4, 1998, at 8:00 a.m., local time, for the following purposes:

     (1) To elect three members of the Board of Directors, which will consist of nine directors, for the term of office stated in the Proxy Statement.

     (2) To consider and ratify the selection of the Company's independent auditors.

     (3) To transact any other business that may properly come before the Meeting and any adjournments thereof.

     The close of business on September 7, 1998, has been fixed as the record date for determining stockholders entitled to notice of and to vote at the Meeting and any adjournments thereof. For a period of at least ten days prior to the Meeting, a complete list of stockholders entitled to vote at the Meeting will be open for the examination by any stockholder during ordinary business hours at the Company's headquarters, which is located at 14951 North Dallas Parkway, Dallas, Texas.

     Information concerning the matters to be acted upon at the Meeting is set forth in the accompanying Proxy Statement.

     STOCKHOLDERS WHO DO NOT EXPECT TO BE PRESENT AT THE MEETING IN PERSON ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                    By Order of the Board of Directors

                                            /s/ Mark R. Walker
                                       -----------------------------
                                              Mark R. Walker
                                       SENIOR VICE PRESIDENT-GENERAL
                                            COUNSEL AND SECRETARY

Dallas, Texas
September 25, 1998

                                    COMPUSA INC.
                             14951 NORTH DALLAS PARKWAY
                                DALLAS, TEXAS  75240

                                  PROXY STATEMENT
                                        FOR
                           ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD NOVEMBER 4, 1998


     This Proxy Statement is first being mailed on September 25, 1998, to stockholders of CompUSA Inc. (the "Company") by the board of directors of the Company (the "Board of Directors" or the "Board") to solicit proxies (the "Proxies") for use at the Annual Meeting of Stockholders (the "Meeting") to be held at the Hotel Inter-Continental, 15201 North Dallas Parkway, Dallas, Texas, on Wednesday, November 4, 1998, at 8:00 a.m., local time, and at such other times and places to which the Meeting may be adjourned.

     All shares represented by valid Proxies, unless the stockholder otherwise specifies, will be voted (i) FOR the election of the persons named herein under "Election of Directors" as nominees for election as a director of the Company for the term described herein; (ii) FOR the ratification of the selection of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending June 26, 1999 ("fiscal 1999"); and (iii) at the discretion of the Proxyholders with regard to any other matters that may properly come before the Meeting and any adjournments thereof.

     Any stockholder executing a Proxy retains the right to revoke it at any time prior to exercise at the Meeting. A Proxy may be revoked by delivery of written notice of revocation to the Secretary of the Company, by execution and delivery of a later Proxy or by voting the shares in person at the Meeting. If not revoked, all shares represented by properly executed Proxies will be voted as specified therein or as noted above, as applicable.

                          RECORD DATE AND VOTING SECURITIES

     The record date for determining the stockholders entitled to notice of and to vote at the Meeting and any adjournments thereof is the close of business on September 7, 1998 (the "Record Date"), at which time 90,936,442 shares of the Company's Common Stock, $.01 per share par value ("Common Stock"), were outstanding. Common Stock is the only class of outstanding voting securities of the Company.

                                 QUORUM AND VOTING

     The presence at the Meeting, in person or by proxy, of the holders of a majority of the Common Stock issued and outstanding and entitled to vote thereat is necessary to constitute a quorum to transact business. Each share represented at the Meeting in person or by proxy will be counted for purposes of determining whether a quorum is present. In deciding all matters, a holder of Common Stock on the Record Date shall be entitled to cast one vote for each share of Common Stock then registered in such holder's name.

     Election of the director nominees named in Proposal No. 1, or any of them, requires the affirmative vote of a plurality of the shares of Common Stock present or represented at the Meeting and entitled to vote thereon. Votes may be cast in favor of or withheld with respect to all of the director nominees, or any of them. Votes that are withheld will be counted for quorum purposes, but will be excluded entirely from the tabulation of votes in respect of the proposal and, therefore, will not otherwise affect the outcome of the vote on the proposal. Proxies may not be voted for a greater number of persons than the number of nominees named in this Proxy Statement.

     Ratification of the selection of the Company's independent auditors requires the affirmative vote of a majority of the shares of Common Stock present or represented at the Meeting and entitled to vote thereon. Abstentions on this proposal may be specified and will be counted for purposes of determining the number of shares present or represented and entitled to vote thereon. As a result, abstentions will have the same effect as votes against this proposal.

     Under the rules of the New York Stock Exchange (the "NYSE"), brokers who hold shares in street name have discretionary authority to vote on routine items even if they have not received instructions from the beneficial owner, who is the person entitled to vote such shares. However, brokers do not have authority to vote on certain "nonroutine" items without such instructions.
The NYSE reviews proxy statements, determines which items are routine and which are nonroutine, and then notifies its member brokers as to the nonroutine items over which they have no discretionary authority. Any such "broker nonvotes" (shares held by brokers or nominees as to which they have no discretionary power to vote on a particular matter and have received no instructions from the persons entitled to vote such shares) are counted as present and entitled to vote for purposes of determining whether a quorum is present but are not entitled to vote on any nonroutine matter to be acted upon. The effect of broker nonvotes on any particular matter depends on the vote required to approve the matter. For matters requiring the affirmative vote of a plurality of the shares of Common Stock present or represented at the Meeting, such as Proposal No. 1, broker nonvotes have no effect on the outcome of the vote. For matters requiring the affirmative vote of a majority of the shares of Common Stock present or represented at the Meeting and entitled to vote, such as Proposal No. 2, broker nonvotes are not counted as among the shares entitled to vote with respect to such matter, and thus have the effect of reducing the number of affirmative votes required to approve the proposal and the number of negative votes required to block such approval.

                  PRINCIPAL STOCKHOLDERS AND MANAGEMENT OWNERSHIP

     The following table sets forth information as of the Record Date regarding the beneficial ownership of Common Stock by (i) each person or group known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director and nominee for director of the Company, (iii) the Company's Named Officers (as defined under "EXECUTIVE COMPENSATION--Summary Compensation Table") and (iv) all directors and executive officers of the Company as a group.

                                                       BENEFICIAL OWNERSHIP
                                                        OF COMMON STOCK (1)
                                               ---------------------------------
                                                 AMOUNT AND
                                                  NATURE OF
                                                  BENEFICIAL         PERCENT OF
NAME OF BENEFICIAL OWNER                       OWNERSHIP (2)(3)     COMMON STOCK
------------------------                       ----------------     ------------
FMR Corp. (4)
   82 Devonshire Street
   Boston, Massachusetts 02109                   13,348,100             14.1%

AMVESCAP PLC (5)
   11 Devonshire Square
   London EC2M 4YR
   England                                        7,439,700              7.9%

Putnam Investments, Inc. (6)
   One Post Office Square
   Boston, Massachusetts 02109                    6,998,370              7.4%

Pilgrim Baxter & Associates, Ltd. (7)
   11255 Drummers Lane, Suite 300
   Wayne, Pennsylvania 19067                      6,314,500              6.7%

Giles H. Bateman                                    346,189               *
Leonard L. Berry, Ph.D.                              34,348               *
Warren D. Feldberg                                   70,272               *
James F. Halpin                                   2,004,788              2.1%
Morton E. Handel                                      4,028               *
Denise Ilitch                                         3,028               *
Lawrence Mittman                                      9,856               *
Kevin J. Roche                                      215,604               *
Barry L. Williams                                       666               *
Harold F. Compton                                 1,094,441              1.2%
J. Samuel Crowley                                   325,328               *
Lawrence N. Mondry                                  747,402               *
James E. Skinner                                    422,414               *
All directors and executive officers as
  a group (40 persons)                            6,550,733              6.9%

---------------
* Less than 1.0%

                                            (NOTES CONTINUED ON FOLLOWING PAGE)

                                           (NOTES CONTINUED FROM PREVIOUS PAGE)

(1) "Beneficial owner" means generally any person who, directly or indirectly, has or shares voting power or investment power with respect to a security. All information with respect to the beneficial ownership of any stockholder has been furnished by such stockholder and the Company believes that, except as otherwise indicated, each stockholder has sole voting and investment power with respect to shares listed as beneficially owned by such stockholder.

(2) Includes shares of Common Stock issuable upon exercise of options that were exercisable on the Record Date or within 60 days thereafter by Messrs. Bateman, Berry, Feldberg, Halpin, Handel, Mittman, Roche, Williams, Compton, Crowley, Mondry, Skinner and Ms. Ilitch and all directors and executive officers as a group, with such shares numbering 163,064; 28,848; 35,272; 1,448,536; 1,028; 9,856; 28,848; 666; 739,824; 249,769; 172,857;
     238,505; 1,028; and 3,782,062, respectively.

(3) Includes shares of Common Stock restricted by the Company as to their sale, assignment, transfer, pledge or other encumbrance by Messrs. Halpin, Compton, Crowley, Mondry, Skinner and all directors and executive officers as a group, with such shares numbering 76,970; 68,043; 32,240; 32,240; 32,240; and 503,507, respectively. The vesting of these restricted stock awards may be accelerated if specified performance goals are met. See "EXECUTIVE COMPENSATION -- Summary Compensation Table."

(4) Based on a Report on Schedule 13G dated February 9, 1998, which was jointly filed with the Securities and Exchange Commission (the "Commission") by FMR Corp. ("FMR"), Edward C. Johnson 3d and Abigail P. Johnson. FMR reported sole voting power with respect to 75,400 shares and sole dispositive power with respect to all 13,348,100 shares. Mr. Johnson and Ms. Johnson reported sole dispositive power with respect to all 13,348,100 shares.

(5) Based on a Report on Schedule 13G dated February 12, 1998, which was jointly filed with the Commission by AMVESCAP PLC, Invesco, Inc., Invesco North American Holdings, Inc., Invesco Capital Management, Inc., Invesco Funds Group, Inc., Invesco Management & Research, Inc., Invesco Realty Advisors, Inc., AIM Management Group, Inc., AMVESCAP Group Services, Inc., and AVZ, Inc. The Report indicates that such entities beneficially own an aggregate of 7,439,700 shares and each has shared voting and shared dispositive power with respect to all such shares.

(6) Based on a Report on Schedule 13G dated January 28, 1998, which was jointly filed with the Commission by Marsh & McClennan Companies, Inc. ("Marsh & McClennan"), Putnam Investments, Inc. ("Putnam Investments"), Putnam Investment Management, Inc. ("Putnam Management"), and Putnam Advisory Company, Inc. ("Putnam Advisory"). Marsh & McClennan disclaimed beneficial ownership of all shares. Putnam Investments reported beneficial ownership of and shared dispositive power with respect to 6,998,370 shares and shared voting power with respect to 1,046,057 of such shares. Putnam Management reported beneficial ownership of and shared dispositive power with respect to 5,607,513 of the shares beneficially owned by Putnam Investments.
     Putnam Advisory reported beneficial ownership of and shared dispositive power with respect to 1,390,857 of the shares beneficially owned by Putnam Investments and reported shared voting power with respect to 1,046,057 of such shares.

(7) Based on a Report on Schedule 13G dated February 14, 1997, which was jointly filed with the Commission by Pilgrim Baxter & Associates, Ltd. ("Pilgrim Baxter"), Harold J. Baxter and Gary L. Pilgrim. Pilgrim Baxter, Mr. Baxter and Mr. Pilgrim reported shared voting power and sole dispositive power with respect to all shares beneficially owned.


                                   PROPOSAL NO. 1

                               ELECTION OF DIRECTORS

     The Board of Directors is divided into three classes of directors serving staggered three-year terms. All directors of one class hold their positions until the annual meeting of stockholders at which the terms of the directors in such class expire and their respective successors are elected and qualified. The Company's Restated and Amended Certificate of Incorporation (the "Charter") provides that the number of directors will not be less than three nor greater than thirteen and will be divided into three classes as nearly equal in number as the then authorized number of directors permits. The Bylaws of the Company provide that the number of directors will be established by resolution of the Board of Directors within the limitations set forth in the Charter.

     The Board of Directors has approved the recommendation of the Nominating and Governance Committee that Giles H. Bateman, Leonard L. Berry, Ph.D., and Morton E. Handel be submitted as nominees to the stockholders to serve three-year terms as directors expiring at the 2001 annual meeting of stockholders and until their successors are elected and have qualified. Messrs. Bateman, Berry and Handel have served as members of the Board of Directors since prior to the last annual meeting of stockholders.

     The Nominating and Governance Committee will consider nominees for election to the Board of Directors recommended by stockholders entitled to vote for the election of directors, provided such recommendations are made in accordance with the Bylaws of the Company. Generally, the Bylaws provide that a stockholder must deliver written notice of such recommendations to the Secretary of the Company not later than 75 days prior to the date on which, in the immediately preceding year, the annual meeting of stockholders was held.

     The nominees named above have consented to serve as members of the Board of Directors if elected. If any of the above nominees for any reason are unable or unwilling to serve at the time of the Meeting, the Proxyholders will have discretionary authority to vote the Proxies for a substitute nominee or nominees. The following sets forth information as to the nominees for election at the Meeting and each of the directors whose term of office will continue after the Meeting, including their ages, present principal occupations, other business experience during the last five years, memberships on committees of the Board of Directors and directorships in other publicly-held companies.

                                                                                                SERVED
                                                                                                  AS        YEAR
                                                                                               DIRECTOR     TERM
               NAME                    AGE            POSITION WITH THE COMPANY                 SINCE      EXPIRES
------------------------------------   ---   -----------------------------------------------   --------    -------
Nominees for three-year terms ending
    in 2001:
     Giles H. Bateman (1) (2)          53    Chairman of the Board of Directors                  1991       1998
     Leonard L. Berry, Ph.D. (3)       55    Director                                            1993       1998
     Morton E. Handel (4)              63    Director                                            1997       1998

Continuing directors:
    Warren D. Feldberg (3)             48    Director                                            1992       1999
    Kevin J. Roche (2) (3)             40    Director                                            1989       1999
    Barry L. Williams (4)              54    Director                                            1997       1999
    James F. Halpin (1) (2)            47    President, Chief Executive Officer and Director     1993       2000
    Denise Ilitch (3)                  42    Director                                            1997       2000
    Lawrence Mittman (4)               47    Director                                            1995       2000

---------------------
(1)  Member of the Nominating and Governance Committee
(2)  Member of the Finance Committee
(3)  Member of the Compensation Committee
(4)  Member of the Audit Committee


     Giles H. Bateman has served as a director of the Company since December 1991 and as Chairman of the Board of Directors since December 1993. Since January 1992, Mr. Bateman has been an investor in and director of several private companies primarily engaged in retailing. In 1991, Mr. Bateman served as a Visiting Professor at the University of San Diego Olin Hall School of Business Administration. Mr. Bateman was a co-founder of The Price Company, the operator of The Price Club chain of warehouse club retail superstores. Mr. Bateman served as a director and Chief Financial Officer of The Price Company from 1976 to 1991 and as Vice Chairman from 1986 to 1991. He is also a director of Boatracs, Inc.

     Leonard L. Berry, Ph.D. has served as a director of the Company since November 1993. Dr. Berry has served as a Professor of Marketing and as Director of the Center for Retailing Studies at Texas A&M University since 1982. He has also held the J.C. Penney Chair of Retailing Studies at Texas A&M University since January 1991. Dr. Berry is also a director of Lowe's Companies, Inc. and Hastings Entertainment, Inc.

     Morton E. Handel has served as a director of the Company since January 1997. Mr. Handel is President of S&H Consulting, Ltd., a privately held financial and consulting firm based in West Hartford, Connecticut, where he has been employed since 1991. From 1988 to 1991 he was Chairman and Chief Executive Officer of Coleco Industries, Inc. Mr. Handel is also currently President, Chief Executive Officer and a director of Ranger Industries, Inc., an inactive company; a director of Concurrent Computer Corporation, Ithaca Industries, Inc. and Toy Biz, Inc.; and Vice Chairman of the Board of Regents of the University of Hartford.

     Warren D. Feldberg has served as a director of the Company since October 1992. Since January 1997, Mr. Feldberg has been Chairman and Chief Executive Officer of The Caldor Corporation, a discount department store retail chain. Mr. Feldberg served as President and Chief Operating Officer of The Caldor Corporation from May 1996 to January 1997. Mr. Feldberg served as Chairman and Chief Executive Officer of Marshalls, Inc., a retail organization and a subsidiary of CVS Corp. (formerly known as Melville Corporation), from October 1991 to June 1995. Mr. Feldberg also served as Vice President of CVS Corp. during the same period. From 1988 to October 1991, Mr. Feldberg was employed by Dayton Hudson Corporation, where he served in a variety of positions for its Target retail division, most recently as President during 1991.

     Kevin J. Roche has served as a director of the Company since 1989. Mr. Roche has served as Senior Vice President of CoreStates Holdings, Inc. since April 1998, Senior Vice President of First Union Investors, Inc. since April 1995, Senior Vice President of First Union Capital Partners, Inc. since April 1993, Senior Vice President of First Union Corporation since April 1991 and Senior Vice President of First Union National Bank since December 1988.

     Barry L. Williams has served as a director of the Company since May 1997. Since July 1992, he has been President of Williams Pacific Ventures Inc., a venture capital and real estate investment and consulting firm. He was President of C.N. Flagg Power Inc., a construction services company, from July 1988 until its sale in July 1992, and a Managing Principal of Bechtel Investments, Inc. until May 1987. He is also a director of CH2M Hill Companies, Ltd., PG&E Corporation, Simpson Manufacturing Company, Inc., R.H. Donnelley & Company, and Newhall Land and Farming Co., Inc.

     James F. Halpin has served as President and a director of the Company since May 1993 and as Chief Executive Officer since December 1993. Mr. Halpin also served as Chief Operating Officer from May 1993 to January 1995. From 1990 to November 1992, Mr. Halpin was President of HomeBase, a home center warehouse retailer. From 1988 to 1990, Mr. Halpin was President of BJ's Wholesale Club, a chain of warehouse club retail stores. He also served as Executive Vice President of Waban Inc., the parent corporation of HomeBase and BJ's Wholesale Club, from 1988 to May 1993. He is also a director of Toy Biz, Inc., Lowe's Companies, Inc. and Interphase Corporation.

     Denise Ilitch has served as a director of the Company since January 1997. Ms. Ilitch is President of Olympia Development, Inc., a Detroit-based real estate and entertainment development company, where she has been employed since February 1996. Ms. Ilitch is also Vice Chairwoman of Little Caesar Enterprises, Inc., an international pizza restaurant chain, where she has served since May 1997. From January 1993 to January 1997, Ms. Ilitch operated her own retail marketing firm, Bright Lites, Inc., and from July 1989 to June 1993 served as Senior Vice President of Little Caesar Enterprises, Inc. Ms. Ilitch also holds advisory positions in marketing with the Detroit Red Wings hockey teams and with the Detroit Tigers baseball team. She is also a director of Beauticontrol Cosmetics, Inc., and the Detroit Branch of the Federal Reserve Bank of Chicago.

     Lawrence Mittman has served as a director of the Company since January 1995. Mr. Mittman is a Partner of the New York City law firm Battle Fowler, where he has been employed since 1979.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The business of the Company is managed under the direction of the Board of Directors. The Board meets on a regularly scheduled basis to review significant developments affecting the Company and to act on matters requiring Board approval. It also holds special meetings and acts by written consent when important matters require Board action between scheduled meetings. The Board of Directors met eight times and acted by written consent once during fiscal 1998. During such period, all members of the Board of Directors participated in at least 75% of the aggregate of all meetings of the Board and any committees on which they served, except for Denise Ilitch, who participated in 71% of such meetings.

     The Board of Directors has four standing committees (each, a "Committee"): the Nominating and Governance Committee, the Finance Committee, the Audit Committee and the Compensation Committee. The functions of these Committees, their current members, the number of meetings held and the number of times action was taken by written consent during fiscal 1998 are described below.

     The Nominating and Governance Committee is empowered to recommend nominees for election to the Board and review the role, composition and structure of the Board and its Committees. The Nominating and Governance Committee is comprised of James F. Halpin (Chairman) and Giles H. Bateman. The Nominating and Governance Committee acted by written consent once during fiscal 1998.

     The Finance Committee has the responsibility of making recommendations to the Board with respect to the Company's credit arrangements, the issuance of equity and long-term debt securities and other matters. The Finance Committee is comprised of Kevin J. Roche (Chairman), Giles H. Bateman and James F. Halpin. The Finance Committee met twice during fiscal 1998.

     The Audit Committee was established to review the professional services and independence of the Company's independent auditors and to review the Company's financial statements, procedures and internal controls. The Audit Committee is comprised of Morton E. Handel (Chairman), Lawrence Mittman and Barry L. Williams. The Audit Committee met nine times during fiscal 1998.

     The Compensation Committee has the responsibility of reviewing plans for succession to senior executive positions, fixing annual salaries and bonuses for the officers and key employees of the Company and administering the Long-Term Incentive Plan and the Officers' Bonus Plan. The Compensation Committee is comprised of Warren D. Feldberg (Chairman), Dr. Leonard Berry, Kevin J. Roche and Denise Ilitch. The Compensation Committee met six times and acted by written consent once during fiscal 1998.

DIRECTOR COMPENSATION

     Directors who are also employees of the Company or its subsidiaries receive no compensation in their capacities as directors. Nonemployee directors receive an annual retainer of $25,000 ($30,000 if they chair a Committee), plus a fee of $1,000 for each Board meeting and $500 for each Committee meeting in which the director participates. All directors are reimbursed for expenses connected with attendance at Board or Committee meetings. In addition, nonemployee directors receive annual automatic grants of stock options to purchase $50,000 of Common Stock (based on market value on the date of grant).

     For fiscal 1998, the Company (i) paid Messrs. Bateman, Berry, Feldberg, Handel, Mittman, Roche, Williams and Ms. Ilitch, $31,000, $34,000, $39,500, $39,500, $33,500, $34,500, $31,916 and $34,000, respectively, and (ii)
granted each of Messrs. Bateman, Berry, Feldberg, Handel, Mittman, Roche, Williams and Ms. Ilitch options to purchase 1,436 shares of Common Stock at an exercise price of $34.81 per share. For his services as Chairman of the Board of Directors during fiscal 1998, Mr. Bateman received an additional $69,000 as an annual salary.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL NOMINEES FOR
                            DIRECTOR NAMED HEREIN.

                                  MANAGEMENT

EXECUTIVE OFFICERS

     The following table sets forth certain information regarding the Company's executive officers. Officers are elected annually by the Board of Directors and serve at its discretion.

                  NAME                       AGE                        POSITION WITH THE COMPANY
----------------------------------------     ---     -----------------------------------------------------------------
James F. Halpin. . . . . . . . . . . . .      47     President, Chief Executive Officer and Director
Harold F. Compton. . . . . . . . . . . .      51     Executive Vice President, Chief Operating Officer and President--
                                                        CompUSA Stores
J. Samuel Crowley. . . . . . . . . . . .      48     Executive Vice President--Operations
Ronald J. Gilmore. . . . . . . . . . . .      43     Executive Vice President--Marketing
Lawrence N. Mondry . . . . . . . . . . .      38     Executive Vice President--Merchandising
Paul B. Poyfair. . . . . . . . . . . . .      46     Executive Vice President--New Business Development
James E. Skinner . . . . . . . . . . . .      45     Executive Vice President, Chief  Financial Officer, Treasurer
                                                        and Assistant Secretary
Anthony A. Weiss . . . . . . . . . . . .      31     Executive Vice President--Business Solutions
Paul F. Ewert. . . . . . . . . . . . . .      50     Senior Vice President--Merchandising
Harold D. Greenberg. . . . . . . . . . .      51     Senior Vice President--Inventory Management
Melvin D. McCall . . . . . . . . . . . .      53     Senior Vice President--Human Resources
Barry C. McCook. . . . . . . . . . . . .      50     Senior Vice President--Operations
Stuart M. Needleman. . . . . . . . . . .      50     Senior Vice President and President--CompUSA Direct
Honorio J. Padron. . . . . . . . . . . .      46     Senior Vice President--Process Engineering
                                                        and Chief Information Officer
Robert N. Sayewitz . . . . . . . . . . .      43     Senior Vice President--Operations
Robert S. Seay . . . . . . . . . . . . .      35     Senior Vice President--Operations
Ronald D. Strongwater. . . . . . . . . .      55     Senior Vice President--Real Estate
Mark R. Walker . . . . . . . . . . . . .      41     Senior Vice President--General Counsel and Secretary
Gary M. Bale . . . . . . . . . . . . . .      41     Vice President--Merchandising
Aka A. DeMesa. . . . . . . . . . . . . .      47     Vice President--Commercial Products
Richard H. Foster. . . . . . . . . . . .      54     Vice President--Direct Sales
Rick L. Fountain . . . . . . . . . . . .      45     Vice President--Technical Services
Ronald E. Freeman. . . . . . . . . . . .      50     Vice President--Distribution and Configuration
J. Robert Gary . . . . . . . . . . . . .      43     Vice President--Finance
Robert M. Howe . . . . . . . . . . . . .      51     Vice President and General Manager-CompUSA PC
Edmund G. Jurica, Jr.  . . . . . . . . .      42     Vice President--Process Engineering
Richard W. Levine. . . . . . . . . . . .      48     Vice President--Systems Solutions
John S. Lostroscio . . . . . . . . . . .      41     Vice President--Merchandising
Leslie C. Marshall . . . . . . . . . . .      53     Vice President--Loss Prevention
Kellie J. McCluskey. . . . . . . . . . .      40     Vice President--Advertising
Robert J. Verhagen . . . . . . . . . . .      47     Vice President--Technology Training
Catherine C. Witt. . . . . . . . . . . .      47     Vice President--Systems Operations

     See "Proposal No. 1 -- Election of Directors" for biographical information regarding Mr. Halpin.

     Harold F. Compton has served as Executive Vice President and Chief Operating Officer since January 1995. In July 1996, Mr. Compton was promoted to the additional position of President--CompUSA Stores. He served as Executive Vice President--Operations from August 1994 to January 1995. Prior to joining the Company, Mr. Compton served as President and Chief Operating Officer of Central Electric Inc., an electronics retail company, from
December 1993 to August 1994.   Previously, Mr. Compton had served as
Executive Vice President--Operations & Human Resources of HomeBase, a home center warehouse retailer, from 1989 to 1993. Mr. Compton is also a director of Jumbo Sports, Inc., Linens 'N Things, Inc., and Stage Stores, Inc.

     J. Samuel Crowley has served as Executive Vice President--Operations since March 1995. He served as Vice President--Operations, East from April 1994 to March 1995, as Vice President--Retail Sales from July 1993 to April 1994 and as a Regional Manager from 1989 to July 1993. Prior to joining the Company, Mr. Crowley was employed by The Federated Group, a chain of consumer electronics stores, for eight years, serving as Vice President/General Manager from 1987 to 1988 and as Regional Vice President from 1984 to 1987. Mr. Crowley is also a director of United States Cellular Corporation.

     Ronald J. Gilmore has served as Executive Vice President--Marketing since May 1997. He served as Senior Vice President--Marketing & Advertising from May 1994 to May 1997 and as Vice President--Advertising & Sales Promotion from July 1993 to April 1994. Prior to joining the Company, Mr. Gilmore served as Vice President--Marketing of the Good Guys!, Inc., a consumer electronics retailer, from April 1993 to July 1993. Mr. Gilmore was employed by HomeBase from April 1991 to April 1993, serving as Vice President--Marketing & Advertising. From April 1990 to April 1991, Mr. Gilmore was employed by Montgomery Ward, Inc., a chain of retail department stores, as Media Director, and from 1989 to 1990, he was employed by Harte Hanks Communications, Inc., serving as Director of Advertising Sales of the Boston Newspaper Group.

     Lawrence N. Mondry has served as Executive Vice President--Merchandising since December 1993. He served as Senior Vice President and General Merchandise Manager from 1990 to December 1993. Prior to joining the Company, Mr. Mondry was employed by Highland Superstores, Inc., a chain of retail appliance and consumer electronics stores, from 1983 to 1990, serving as Vice President and National Merchandise Manager from 1988 to 1990.

     Paul B. Poyfair has served as Executive Vice President--New Business Development since May 1998. He served as Executive Vice President--Services and New Businesses from May 1997 to May 1998, as Senior Vice President--Services & Administration from October 1995 to May 1997, as Senior Vice President--Human Resources, Training and Administration from December 1993 to October 1995 and as Vice President--Human Resources from September 1993 to December 1993. Prior to joining the Company, Mr. Poyfair was employed by HomeBase from October 1990 to September 1993, serving as Vice President--Human Resources, and by Kenworth Truck Company, a manufacturer of heavy duty trucks, from 1986 to 1990, serving as Director of Human Resources.

     James E. Skinner has served as Executive Vice President, Chief Financial Officer and Treasurer since September 1994. He served as Senior Vice President--Finance and Planning and Chief Accounting Officer from December 1993 to September 1994, as Vice President--Finance and Planning and Chief Accounting Officer from June 1992 to December 1993, and as Vice President and Chief Accounting Officer from September 1991 to June 1992. Mr. Skinner served as Assistant Treasurer from October 1992 to September 1994 and has also served as Assistant Secretary since October 1992. Prior to joining the Company, Mr. Skinner was a partner of Ernst & Young, an international public accounting firm, where he had been employed since 1975. Mr. Skinner is a Certified Public Accountant.

     Anthony A. Weiss has served as Executive Vice President--Business Solutions since May 1998. He served as Senior Vice President--Sales, Distribution and Support from May 1997 to May 1998 and as Vice President--Direct Sales from September 1995 to May 1997. Mr. Weiss joined the Company in 1988 and served in various positions, including the positions of Regional Manager from 1992 to February 1995 and Senior Director--Direct Sales from February 1995 to September 1995.

     Paul F. Ewert has served as Senior Vice President--Merchandising since May 1997. He served as Vice President--Merchandising & General Merchandise Manager from February 1996 to May 1997. From January 1994 to February 1996, he served as Vice President--Merchandising, and from 1991 to January 1994, he served as Senior Director of Hardware Merchandising. Prior to joining the Company, Mr. Ewert served as Vice President--Fashion Accessories of Broadway Department Stores, a regional chain of retail department stores, from 1990 to 1991. Mr. Ewert served as General Manager and Regional Merchandiser of Target from 1983 to 1990.

     Harold D. Greenberg has served as Senior Vice President--Inventory Management since May 1997. He served as Vice President--Inventory Management from April 1994 to May 1997. Prior to joining the Company, he was employed by Ames Department Stores, Inc., a regional chain of discount department stores, where he served in several positions from 1989 to December 1993, most recently as Director of Planning and Analysis.

     Melvin D. McCall has served as Senior Vice President--Human Resources since October 1995. He served as Vice President--Human Resources from May 1995 to October 1995. Prior to joining the Company, he was a principal of HR Partners, a human resources consulting firm, from 1991 to May 1995. From 1987 to 1991, Mr. McCall served as Senior Vice President of Human Resources and Administration of Dominick's Finer Foods, a regional supermarket chain.

     Barry C. McCook has served as Senior Vice President--Operations since May 1997. He served as Vice President--Operations, East from March 1995 to May 1997. Mr. McCook also served as Regional Manager of the Southeast from February 1994 to March 1995, as Vice President--Retail Sales from July 1993 to February 1994, and as Regional Manager from 1990 to July 1993.

     Stuart M. Needleman has served as Senior Vice President of the Company and President of CompUSA Direct since June 1997. Prior to joining the Company, Mr. Needleman was President of Work 'N Gear, a work wear chain, since October 1993. From 1989 to 1993, he served as Chief Operating Officer at Casual Male, a retail clothing store chain. From 1972 to 1989, Mr. Needleman was employed by Zayre Corp., where he last held the position of Senior Vice President of Distribution Services.

     Honorio J. Padron has served as Senior Vice President--Engineering Processes and Chief Information Officer since November 1997. Prior to joining the Company, Mr. Padron was Senior Vice President and Chief Information Officer for Pepsico Restaurants, a fast food restaurant chain, from August 1996 to November 1997. From February 1995 to August 1996 he held the position of Senior Vice President of Business Engineering and Technology and Chief Information Officer for Flagstar, a restaurant management company. From 1988 to 1995, Mr. Padron was employed by Burger King Corporation, a fast-food restaurant chain, where he held various positions including Senior Director of Research and Development, Director of Reengineering, and Director of Profit and Loss Improvements. From 1982 to 1985, he was Owner and Chief Executive Officer of H&A Restaurant Management Company.

     Robert N. Sayewitz has served as Senior Vice President--Operations since September 1998. He served as a Regional Manager of the Company from August 1993 to September 1998. Mr. Sayewitz also served as General Manager of a CompUSA Computer Superstore from June 1992 to August 1993. Prior to joining the Company, Mr. Sayewitz was employed by The Computer Factory, Inc., a computer reseller, where he last held the position of Vice President--Sales from May 1991 to June 1992.

     Robert S. Seay has served as Senior Vice President--Operations since November 1997. He served as Vice President--Technical Training from May 1997 to November 1997. Mr. Seay has been employed by the Company since 1991 and has held various field operation positions, including General Manager of a CompUSA Computer Superstore, Regional Manager and most recently as Senior Director--Training from November 1996 to May 1997. From 1984 to 1991, he was employed by Home Depot, Inc., a home center warehouse retailer, in operations.

     Ronald D. Strongwater has served as Senior Vice President--Real Estate since January 1998. He served as Vice President--Real Estate from April 1994 to January 1998. Prior to joining the Company, he served as President of The RDS GROUP, a nationwide real estate/management services consulting firm, from 1990 to April 1994. Mr. Strongwater also served as Senior Vice President--Real Estate of Wickes Companies, Inc. from 1982 to 1990.

     Mark R. Walker has served as Senior Vice President--General Counsel and Secretary since November 1995. He served as Vice President--General Counsel and Secretary from August 1993 to November 1995. Prior to joining the Company, he was employed as Vice President, Secretary and General Counsel from May 1990 to February 1993 by AmeriCredit Corp., an indirect consumer finance company. Mr. Walker practiced general corporate and securities law from 1986 to 1990 with Mayer, Brown & Platt in Chicago, Illinois.

     Gary M. Bale has served as Vice President--Merchandising since September 1998. He served as Merchandise Manager--Software from December 1994 to September 1998. Mr. Bale joined the Company in July 1993 and served in various buyer roles until December 1994, most recently as computer and monitor buyer. Prior to joining the Company, Mr. Bale was employed from January 1993 to July 1993 by Tops Appliance City, an appliance and TV retailer, as an appliance buyer.

     Aka A. DeMesa has served as Vice President--Commercial Products since April 1996. From July 1995 to April 1996, he served as Senior Director--Commercial Products for the Company. Prior to joining the Company, Mr. DeMesa served as Vice President of Product Line Management & Purchasing of CompuCom Systems, Inc., a corporate computer reseller, from 1992 to July 1995. From 1990 to 1992, he was Vice President of Product Management for The Computer Factory, Inc., a CompuCom Systems, Inc. subsidiary.

     Richard H. Foster has served as Vice President--Direct Sales since July 1998. He served as Senior Director--Direct Sales from April 1998 to July 1998 and as Regional Director--Direct Sales from October 1996 to April 1998. Prior to joining the Company, Mr. Foster was Regional Manager for Avnet, Inc., a corporate computer reseller, from January 1995 to February 1996. From October 1991 to December 1995, he was Vice President of Sales for Compucom Systems, Inc., a corporate computer reseller.

     Rick L. Fountain has served as Vice President--Technical Services since July 1996. From September 1994 to July 1996, he served as Senior Director--Technical Services and from February 1990 to September 1994, he served as the East Coast Regional Manager of the Company. Prior to joining the Company, he was employed by Federated Electronics Superstores, a chain of retail appliance and consumer electronics stores, from 1985 to 1990, where he last held the position of Vice President--Operations.

     Ronald E. Freeman has served as Vice President--Distribution and Configuration since June 1998. He served as a Senior Director--Distribution and Configuration from July 1997 to June 1998. Prior to joining the Company, Mr. Freeman was employed from 1989 to 1997 by Babbage's Etc., a computer software specialty retailer, where he last held the position of Vice President--Distribution. From 1981 to 1989, he served as Director of Transportation and Logistics for Cullum Cos. Inc., a grocery retailer.

     J. Robert Gary has served as Vice President--Finance since May 1996. Prior to joining the Company, Mr. Gary served as Senior Vice President and Chief Financial Officer of Wireless One, Inc., an owner and operator of wireless cable television systems, from September 1995 to May 1996, and from 1992 to September 1995, he was Executive Vice President, Chief Operating Officer, and Chief Financial Officer of Greentree Software, Inc., a developer
of advanced purchasing and material management software solutions.   From
1990 to 1992, Mr. Gary was employed as Vice President--Business Manager of the Trade Division of Simon & Schuster.

     Robert M. Howe has served as Vice President and General Manager--CompUSA PC since November 1997. Prior to joining the Company, Mr. Howe was Vice President--Strategic Planning for Packard Bell/NEC, a computer manufacturer, from March 1997 to November 1997. From March 1996 to August 1996, he held the position of General Manager/Worldwide PC Channel Sales and Marketing Consumer Division for International Business Machines Corporation. From July 1994 to January 1996, he served as Vice President--Worldwide PC Marketing for AT&T. From May 1992 to September 1993, Mr. Howe served as Senior Vice President--Sales, Marketing and Service for Dell Computer Corporation, a computer manufacturer and marketer. Mr. Howe held the position of Vice President--Vendor Relations for Microage, a retailer of personal computer products and accessories, from November 1990 to May 1992. From May 1984 to October 1990, Mr. Howe was Vice President--Marketing for Computer Bay, a PC distributor.

     Edmund G. Jurica, Jr. has served as Vice President--Process Engineering since January 1998. He served as Senior Director of Information Services from October 1997 to January 1998. Mr. Jurica joined the Company in December 1994 and has held various other management positions including Director of Strategy and Technology and Director of Client Services. Prior to joining the Company, Mr. Jurica worked from October 1986 to December 1994 at Siemens, a technology solutions company, where he last held the position of Software Development Manager.

     Richard W. Levine has served as Vice President--Systems Solutions since March 1998. Prior to joining the Company, Mr. Levine was Founder, Chairman of the Board and President of Restaurant Re-Engineering Services and Technologies, Inc., a computer systems consulting and business reengineering services company, from August 1995 to March 1998. From September 1990 to July 1995 he was Manager--Technology and Systems for Burger King Corporation. From 1986 to 1990, Mr. Levine was Director--Systems Planning and Review for the National Association of Security Dealers, Inc.

     John S. Lostroscio has served as Vice President--Merchandising since September 1998. He served as Divisional Merchandise Manager--Hardware from January 1997 to September 1998; as Senior Buyer--Accessories from January 1996 to January 1997 and as an Accessories Buyer from April 1995 to January 1996. Prior to joining the Company, Mr. Lostroscio was employed from January 1992 to April 1995 by Sound Advice, Inc., a consumer electronics specialty retailer, where he held the position of Merchandise Manager.

     Leslie C. Marshall has served as Vice President--Loss Prevention since July 1996. From 1992 to July 1996, he served as Senior Director--Loss Prevention of the Company. Prior to joining the Company, Mr. Marshall served as Director of Risk Management and Loss Prevention for Pic-"N"-Save Corporation, an inventory close-out retailing chain, from 1986 to 1991.

     Kellie J. McCluskey has served as Vice President--Advertising since July 1998. She served as Senior Director--Advertising from March 1998 to July 1998. Prior to joining the Company, Ms. McCluskey worked for Home Depot where she last held the position of Advertising Manager--West Coast Division from July 1993 to March 1998. From 1985 to 1993 she was Manager of Print Advertising for HomeBase, a home center warehouse retailer.

     Robert J. Verhagen has served as Vice President--Technology Training since July 1998. He served as Senior Director--New Store Market Concepts from June 1997 to July 1998. Mr. Verhagen joined the Company in September 1990 and has held various field operation positions, including General Manager of a CompUSA Computer Superstore and Regional Operations Manager. Prior to joining the Company, Mr. Verhagen worked for Home Depot where he last held the position of Regional Operations Manager, from 1982 to 1990.

     Catherine C. Witt has served as Vice President--Information Systems Operations since March 1998. She served as Director of Operations and Telecommunications from October 1994 to March 1998 and as Manager of Data Processing from July 1993 to October 1994. Prior to joining the Company, Ms. Witt was employed from 1981 to 1983 by Haggar Apparel Co., a clothing manufacturer, where she last held the position of Manager of Network Operations.

                               EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

                              OVERVIEW AND PHILOSOPHY

     Recommendations regarding base salary and annual incentive compensation for executive officers are prepared by the Compensation Committee and presented to the Board of Directors for final approval. The Compensation Committee, which is composed entirely of nonemployee directors, has access to independent compensation data and has available to it advice and reports from outside compensation consultants.

          The objectives of the Company's executive compensation program are to:

     -    Support the achievement of desired Company performance.

     - Provide competitive compensation that will attract and retain superior talent and reward performance.

     - Align the executive officers' interests with those of the stockholders by placing a portion of their pay at risk because it is dependent upon corporate performance, including the attainment of performance goals.

     To achieve the above objectives, the Company's executive compensation policies integrate annual base compensation with bonuses based on overall corporate performance and individual initiatives and performance. The measurement of corporate performance and the award of bonuses to officers of the Company may be based on the performance of the Company generally (in the absolute or compared to its peers) or the performance of a particular officer or the performance of the subsidiary, division or other unit to which an officer is assigned. Performance goals may vary between officers and will be weighted to reflect their relative importance to the Company. For other key management personnel the award of bonuses is based primarily upon the achievement of Company performance goals that are reviewed and approved annually by the Compensation Committee. For years in which performance goals are achieved or exceeded, executive compensation tends to be higher than for years in which performance goals are not achieved. Annual cash compensation, together with the payment of long-term equity-based incentive compensation through stock options, restricted stock and other equity-based awards, is designed to attract and retain qualified executives and to ensure that such executives have a continuing stake in the long-term success of the Company.

     The executive compensation program is designed to provide an overall level of compensation that is competitive within the retail industry, as well as with a broader group of companies of comparable size and complexity. The actual compensation levels of the Company's executive officers may be greater or less than average compensation levels in other companies based upon annual and long-term overall Company performance as well as individual performance. The Compensation Committee uses its discretion to set executive compensation at levels warranted in its judgment by external, internal and individual circumstances.

                       EXECUTIVE OFFICER COMPENSATION PROGRAM

     The Company's executive officer compensation program is comprised of base salary, annual cash incentive compensation including the Officers' Bonus Plan, long-term incentive compensation in the form of stock options, restricted stock and other equity-based awards, and various benefits, including a 401(k) plan, deferred compensation plan and an executive medical plan.

BASE SALARY

     Subject to the provisions of any applicable employment agreements, in fiscal 1998 base salary levels for the Company's executive officers, including the Chief Executive Officer, were competitively set relative to companies in the retail industry and other comparable companies. See "--Employment Agreements." In determining salaries, the Compensation Committee took into account individual experience and performance and specific issues particular to the Company, counseled with an outside compensation consultant, and reviewed independent compensation data to establish base salary levels that were within the range of persons holding positions of comparable responsibility at other similarly situated companies, both regionally and nationally.

OFFICERS' BONUS PLAN

     The CompUSA Inc. Officers' Bonus Plan (the "Bonus Plan") provides incentive compensation opportunities for officers of the Company that are designed to attract, motivate, and retain talented officers and to align the officers' interests with those of the stockholders by placing a portion of their pay at risk depending upon corporate performance and to support the achievement of desired Company performance. The awards granted pursuant to the Bonus Plan are determined according to a formula based on several factors, including target performance goals, threshold levels of performance, individual target award levels, and the participant's base earnings. At the beginning of the year, the Compensation Committee establishes target award levels expressed as a percentage of a participant's base earnings for the year, as well as the performance goals and the respective threshold and target levels of performance associated with each. Different performance goals may be established for different participants. Each participant's award is determined by multiplying the target award by the performance score. The maximum award that may be paid to any single participant for a fiscal year is $5,000,000. Additionally, the Compensation Committee has discretion to grant ad hoc bonuses pursuant to the Bonus Plan to any participant or group of participants in such amounts as it determines to be appropriate.

ANNUAL CASH INCENTIVE COMPENSATION

     The Company maintains an annual incentive compensation plan for other key management personnel. Generally, incentive bonuses are based on the Company achieving its targeted earnings per share (the "EPS Target"). For example, if the EPS Target is achieved, other key management personnel receive awards ranging from 12.5% to 25% of their respective base salaries (each an "Award"). If the EPS Target is surpassed, an individual's Award increases 2% to 12% for each percentage point by which reported earnings per share exceeds the EPS Target, with no limit. If the EPS Target is not achieved, an individual's Award decreases by 6.67% for each percentage point by which reported earnings per share falls below the EPS Target. Thus, if reported earnings per share falls 15% or more below the EPS Target, all Awards are eliminated.

LONG-TERM INCENTIVE PLAN

     The Long-Term Incentive Plan has been the Company's long-term incentive plan for executive officers since 1990. The objectives of the Long-Term Incentive Plan are to align executive and stockholder long-term interests by creating a strong and direct link between executive compensation and stockholder return and to enable executives to develop and maintain a significant long-term ownership position in the Common Stock. The Long-Term Incentive Plan provides for awards of stock options, restricted stock, stock appreciation rights, performance shares and stock units, or any combination thereof. A further purpose of the Long-Term Incentive Plan is to provide a means by which the Company may attract able persons to become directors of the Company and to provide directors with additional incentive and reward opportunities designed to strengthen their concern for the welfare of the Company and its stockholders. The total number of shares of Common Stock issuable pursuant to the Long-Term Incentive Plan is 16,788,736. As of the Record Date, 1,306,915 shares of Common Stock remained available for awards under the Long-Term Incentive Plan. In administering the Long-Term Incentive Plan, the Compensation Committee has discretion to determine, among other things, the specific types of awards to be granted, to whom they will be granted and the number of shares of Common Stock subject to such awards.

COMPSAVINGS PLAN FOR EMPLOYEES OF COMPUSA INC.

     The CompSavings Plan for Employees of CompUSA Inc. (the "401(k) Plan") is intended to enable employees of the Company and its subsidiaries who are at least 21 years of age to accumulate capital for their future economic security, encourage eligible employees to remain in the service of the Company and provide incentives for employee performance on behalf of the Company. Effective April 1, 1998, eligible employees may become participants as of the first day of the next calendar quarter after their hire date. An eligible employee may elect to make pre-tax contributions to the 401(k) Plan through payroll deductions in an amount up to 15% of such employee's compensation, subject to certain limitations contained in the Internal
Revenue Code of 1986 (the "Code"). The 401(k) Plan provides for Company matching contributions equal to 25% of an eligible employee's pre-tax contributions with respect to the first 5% of such employee's compensation. Company matching contributions are made one-fourth in cash and the remaining three-fourths in Common Stock. In addition, the Company may elect to make supplemental matching contributions in an amount based on the Company's profitability for the fiscal year that ends within the 401(k) Plan's fiscal year. The 401(k) Plan is a defined contribution retirement plan within the meaning of Section 401(a) of the Code. Participants in the 401(k) Plan may direct the investment of their 401(k) Plan accounts among specified investment funds, including a fund that invests primarily in Common Stock. The 401(k) Plan is administered by the CompSavings Plan Committee, which is comprised of Harold
F. Compton, James E. Skinner and Melvin D. McCall.

COMPUSA INC. DEFERRED COMPENSATION PLAN

     The CompUSA Inc. Deferred Compensation Plan (the "SERP") is a supplemental executive retirement plan maintained in conjunction with the 401(k) Plan that is intended to provide certain benefits to a select group of the Company's management and highly compensated employees. The SERP is a nonqualified plan for federal income tax purposes that allows eligible employees to make pre-tax contributions through payroll deductions in excess of certain limitations imposed on pre-tax contributions by these employees to the 401(k) Plan.
Eligible employees who make pre-tax contributions to the SERP are eligible to receive an allocation of Company matching contributions on the same basis as Company matching contributions to the 401(k) Plan. The SERP is administered by the CompSavings Plan Committee.

PCS COMPLEAT, INC. PLANS

     In connection with its acquisition of PCs Compleat, Inc., which has been integrated into the Company's CompUSA Direct division, the Company assumed all outstanding obligations under PCs Compleat's stock option and 401(k) plans. The Company has reserved 650,826 shares of Common Stock for issuance upon exercise of options granted under the PCs Compleat stock option plan. The Company does not intend to issue any additional stock options or make any additional contributions under these plans.

     Effective February 26, 1998, the defined contribution plan sponsored by PCs Compleat was consolidated with the Company's 401(k) Plan and all plan assets were transferred to the Company's 401(k) Plan on that date.

BENEFITS

     The Company provides medical benefits to its executive officers pursuant to an executive medical plan.

     This report of the Compensation Committee on executive compensation is submitted by the current members of the committee as noted below:

                                                  Warren D. Feldberg
                                                  Leonard L. Berry, Ph.D.
                                                  Denise Ilitch
                                                  Kevin J. Roche

SUMMARY COMPENSATION TABLE

     The following contains information concerning the compensation earned by, awarded to or paid to the Company's Chief Executive Officer and each of the other four most highly compensated executive officers of the Company (collectively, the "Named Officers") for services rendered to the Company during fiscal years 1996 through 1998.

                                                                                         Long-Term Compensation
                                                                            ----------------------------------------------
                                            Annual Compensation                     Awards            Payouts
                                   --------------------------------------   ----------------------------------------------
                                                                                         Securities
                                                                            Restricted   Underlying
                                                             Other Annual     Stock       Options/    LTIP     All Other
                                   Fiscal Salary     Bonus   Compensation    Award(s)       SARS     Payouts  Compensation
   Name and Principal Position      Year   ($)       ($)(1)     ($)(2)        ($)(3)       (#)(4)      ($)       ($)(5)
-------------------------------------------------------------------------   ----------------------------------------------
James F. Halpin                     1998  959,615      --         --         367,870         122,951   --        3,150
     President and Chief            1997  836,544    744,851      --         248,751       1,331,591   --        4,750
     Executive Officer              1996  653,078  1,496,003      --            --           142,276   --        9,370

Harold F. Compton                   1998  796,154      --         --         375,066         104,508   --        3,150
     Executive Vice President and   1997  584,619    521,926      --         213,216         955,597   --        4,750
     Chief Operating Officer and    1996  420,193    842,189  203,195 (6)       --            40,652   --        9,370
     President--CompUSA Stores

J. Samuel Crowley                   1998  332,500       --        --         112,773          19,590   --        2,996
      Executive Vice President--    1997  275,038    184,018      --          81,540         348,572   --        4,750
      Operations                    1996  204,404    351,038      --            --            15,204   --        8,501

Lawrence N. Mondry                  1998  385,192      --         --         112,773          19,590   --        3,150
     Executive Vice President--     1997  344,425    229,692      --          81,540         348,572   --        4,750
     Merchandising                  1996  273,264    469,924      --            --            15,204   --        7,750

James E. Skinner                    1998  336,538       --        --         112,773          19,590   --        2,375
     Executive Vice President,      1997  293,071    195,854      --          81,540         348,572   --        4,750
     Chief Financial Officer,       1996  220,769    379,500      --            --            15,204   --        8,501
     Treasurer and Assistant
     Secretary

--------------------

(1) Includes bonuses earned in fiscal 1996 and 1997 under the incentive compensation plans of the Named Officers that were paid in fiscal 1997 and 1998, respectively. No bonuses were earned by the Named Officers in fiscal 1998.

(2) Except for the compensation for Mr. Compton noted in (6) below, no compensation was paid to any of the Named Officers during fiscal 1996, 1997 or 1998 that constituted Other Annual Compensation. In fiscal 1996, 1997 and 1998, the value of perquisites and other personal benefits, if any, did not equal or exceed the lesser of $50,000 or 10% of the total amount of annual salary and bonus for any Named Officer.

(3) The aggregate value of the restricted stock awards at the end of fiscal 1998 is: $547,817, $514,256, $173,726, $173,726 and $173,726 for Messrs.
     Halpin, Compton, Crowley, Mondry and Skinner, respectively. The number of shares of restricted stock held by Messrs. Halpin, Compton, Crowley, Mondry and Skinner at the end of the last fiscal year was 29,512; 27,704; 9,359; 9,359; and 9,359, respectively. Restrictions lapse after five years, subject to accelerated vesting if specific performance goals are met; however, such vesting period will not be less than three years. Holders of restricted stock are entitled to receive any dividends paid to holders of Common Stock.

(4) Options to acquire shares of Common Stock under the Long-Term Incentive Plan. See "EXECUTIVE COMPENSATION -- Executive Officer Compensation Program -- Long-Term Incentive Plan."

(5) Reflects the Company's contributions to the 401(k) Plan and the SERP in respect of these individuals.

(6) Of this amount, $86,628 constitutes reimbursement of relocation expenses and $98,073 constitutes reimbursement of additional federal income taxes incurred by Mr. Compton due to his receipt of certain payments in respect of his relocation in fiscal 1995.

OPTION GRANTS DURING FISCAL 1998

     The following table sets forth information regarding stock options granted to Named Officers during fiscal 1998 pursuant to the Long-Term Incentive Plan.

                                         Individual Grants
                      -------------------------------------------------------
                                                                                 Potential Realizable
                        Number of                                              Value at Assumed Annual
                       Securities     % of Total                                 Rates of Stock Price
                       Underlying    Options/SARs                              Appreciation For Option
                      Options/SARs    Granted to      Exercise or                      Term (1)
                         Granted     Employees in     Base Price   Expiration  -----------------------
        Name            (#)(2)(3)   Fiscal Year (2)  ($/Share) (4)    Date        5% ($)     10% ($)
--------------------  -------------------------------------------------------  -----------------------
James F. Halpin         122,951          14.7%           31.00       2/02/08    2,397,422   6,075,501

Harold F. Compton       104,508          12.5%           31.00       2/02/08    2,037,801   5,164,158

J. Samuel Crowley        19,590           2.3%           31.00       2/02/08      381,985     968,020

Lawrence N. Mondry       19,590           2.3%           31.00       2/02/08      381,985     968,020

James E. Skinner         19,590           2.3%           31.00       2/02/08      381,985     968,020

--------------------

(1) The potential realizable values shown in the table illustrate the values that might be realized upon exercise of the options immediately prior to the expiration of their terms, based on the difference between the appreciated value of the Common Stock over the ten-year term of the options (assuming the specified compounded rates of appreciation) and the exercise price of the options. These amounts do not take into account provisions providing for termination of options following termination of employment, nontransferability or vesting over periods of up to four years.

(2)  The Company has not granted any stock appreciation rights (SARs).

(3) All options have ten-year terms. Options vest with respect to one-third or one-fourth of the shares covered thereby annually, beginning on the first anniversary of the date of grant. In the event of a change in control of the Company (as defined in the Long-Term Incentive Plan), however, any unexercisable portion of the options will become immediately exercisable. Except for incentive stock options covering an aggregate of 9,675 shares granted to Mr. Halpin, an aggregate of 3,612 shares granted to Mr. Compton, an aggregate of 9,030 shares granted to Mr. Crowley and an aggregate of 4,077 shares granted to Mr. Mondry, all options set forth in the table are nonqualified options.

(4) The exercise price was equal to the fair market value of the Common Stock on the date of grant.

AGGREGATED OPTION EXERCISES DURING FISCAL 1998 AND FISCAL YEAR END OPTION VALUES

     The following table provides information regarding options exercised by the Named Officers during fiscal 1998 and the number and value of options held at fiscal year end. The Company does not have any outstanding stock appreciation rights.

                                                        Number of Securities        Value of Unexercised
                                                       Underlying Unexercised          In-the-Money
                                                  Options/SARs at Fiscal Year   Options/SARs at Fiscal Year
                          Shares        Value               End (#)                     End ($) (2)
                       Acquired on    Realized    ---------------------------   ----------------------------
    Name               Exercise (#)    ($)(1)     Exercisable   Unexercisable   Exercisable    Unexercisable
-----------------------------------------------------------------------------   ----------------------------
James F. Halpin          280,000      7,424,992    1,448,536       891,438       9,911,907        460,919
Harold F. Compton          --             --         739,824       641,793       4,481,507        131,708
J. Samuel Crowley         26,780        800,431      258,639       203,007       1,003,514         78,146
Lawrence N. Mondry         --             --         230,723       200,373         805,327         49,254
James E. Skinner          15,000        478,125      238,505       200,373         867,219         49,254

--------------------

(1) Value is calculated based on the difference between the closing price of the Common Stock on the date of exercise and the per share option exercise price multiplied by the number of shares to which the exercise relates.

(2) The closing price of the Common Stock on the NYSE on June 27, 1998, was $18.5625 per share. In-the-money option values are calculated on the basis of the difference between $18.5625 and the per share option exercise price multiplied by the number of shares of Common Stock purchasable under the option.

EMPLOYMENT AGREEMENTS

     HALPIN AGREEMENT. The Company is a party to an employment agreement with James F. Halpin (the "Halpin Agreement") dated August 16, 1996, pursuant to which Mr. Halpin currently serves as President and Chief Executive Officer. The Halpin Agreement provides for annual salary increases at the sole discretion of the Compensation Committee of the Board of Directors. Mr. Halpin's current annual base salary is $1,000,000. In addition, Mr. Halpin is eligible to receive in respect of each fiscal year an incentive bonus determined in accordance with any management incentive bonus plan then maintained by the Company. See "Report of the Compensation Committee on Executive Compensation --EXECUTIVE OFFICER COMPENSATION PROGRAM -Officers' Bonus Plan." The term of employment under the Halpin Agreement will expire on August 15, 2000. Mr. Halpin has agreed to certain noncompetition restrictions with the Company during the term of the Halpin Agreement and for two years thereafter. The Halpin Agreement provides for certain severance arrangements. See "--Severance Arrangements."

     COMPTON AGREEMENT. The Company is a party to an employment agreement with Harold F. Compton (the "Compton Agreement") dated August 16, 1996, pursuant to which Mr. Compton currently serves as Executive Vice President, Chief Operating Officer and President--CompUSA Stores. The Compton Agreement provides for annual salary increases at the sole discretion of the Compensation Committee of the Board of Directors. Mr. Compton's current annual base salary is $850,000. In addition, Mr. Compton is eligible to receive in respect of each fiscal year an incentive bonus determined in accordance with any management incentive bonus plan then maintained by the Company. See "Report of the Compensation Committee on Executive Compensation -- EXECUTIVE OFFICER COMPENSATION PROGRAM -Officers' Bonus Plan." The term of employment under the Compton Agreement will expire on August 15, 2000. Mr. Compton has agreed to certain noncompetition restrictions with the Company during the term of the Compton Agreement and for two years thereafter. The Compton Agreement provides for certain severance arrangements. See "--Severance Arrangements."

     CROWLEY AGREEMENT.  The Company is a party to an employment agreement with
J. Samuel Crowley (the "Crowley Agreement") dated May 1, 1998, pursuant to which Mr. Crowley currently serves as Executive Vice President--Operations. The Crowley Agreement provides for annual salary increases at the sole discretion of the Compensation Committee of the Board of Directors. Mr. Crowley's current annual base salary is $350,000. In addition, Mr. Crowley is eligible to receive in respect of each fiscal year an incentive bonus determined in accordance with any management incentive bonus plan then maintained by the Company. See "Report of the Compensation Committee on Executive Compensation -- EXECUTIVE OFFICER COMPENSATION PROGRAM -Officers' Bonus Plan." The term of employment under the Crowley Agreement will expire on May 1, 2000. Mr. Crowley has agreed to certain noncompetition restrictions with the Company during the term of the Crowley

Agreement and for two years thereafter. The Crowley Agreement provides for certain severance arrangements. See "--Severance Arrangements."

     MONDRY AGREEMENT. The Company is a party to an employment agreement with Lawrence N. Mondry (the "Mondry Agreement") dated May 1, 1998, pursuant to which Mr. Mondry currently serves as Executive Vice President--Merchandising. The Mondry Agreement provides for annual salary increases at the sole discretion of the Compensation Committee of the Board of Directors. Mr. Mondry's current annual base salary is $400,000. In addition, Mr. Mondry is eligible to receive in respect of each fiscal year an incentive bonus determined in accordance with any management incentive bonus plan then maintained by the Company. See "Report of the Compensation Committee on Executive Compensation -- EXECUTIVE OFFICER COMPENSATION PROGRAM -Officers' Bonus Plan." The term of employment under the Mondry Agreement will expire on May 1, 2000. Mr. Mondry has agreed to certain noncompetition restrictions with the Company during the term of the Mondry Agreement and for two years thereafter. The Mondry Agreement provides for certain severance arrangements. See "--Severance Arrangements."

     SKINNER AGREEMENT. The Company is a party to an employment agreement with James E. Skinner (the "Skinner Agreement") dated May 1, 1998, pursuant to which Mr. Skinner currently serves as Executive Vice President and Chief Financial Officer. The Skinner Agreement provides for annual salary increases at the sole discretion of the Compensation Committee of the Board of Directors. Mr. Skinner's current annual base salary is $362,000. In addition, Mr. Skinner is eligible to receive in respect of each fiscal year an incentive bonus determined in accordance with any management incentive bonus plan then maintained by the Company. See "Report of the Compensation Committee on Executive Compensation -- EXECUTIVE OFFICER COMPENSATION PROGRAM -Officers' Bonus Plan." The term of employment under the Skinner Agreement will expire on May 1, 2000. Mr. Skinner has agreed to certain noncompetition restrictions with the Company during the term of the Skinner Agreement and for two years thereafter. The Skinner Agreement provides for certain severance arrangements. See "--Severance Arrangements."

SEVERANCE ARRANGEMENTS

     The Halpin, Compton, Crowley, Mondry and Skinner Agreements provide for severance payments to such officers upon termination of their employment by the Company other than for "cause," as defined in the agreements. Under the Halpin Agreement, Mr. Halpin is entitled to receive the amount of his monthly base salary (at the rate in effect immediately prior to termination of employment) as severance pay for a period of 48 months following termination of employment. Under the Compton Agreement, Mr. Compton is entitled to receive the amount of his monthly base salary (at the rate in effect immediately prior to termination of employment) as severance pay for a period of 36 months following termination of employment. Under the Crowley, Mondry and Skinner Agreements, each is entitled to receive the amount of his monthly base salary (at the rate in effect immediately prior to termination of employment) as severance pay for a period of 18 months following termination of employment.

     The agreements provide for lump sum severance payments in lieu of the foregoing payments upon termination of employment in connection with a "change in control" (as defined in the agreements) of the Company. The Company's obligations under the agreements apply to specified employment terminations during the 90-day period preceding a change in control and to any employment termination (other than one due to death) during the 12-month period following a change in control. The amount of the lump sum severance payment is equal to
2.99 times the sum of the following: (i) the terminated executive's annual base pay, (ii) two times the terminated executive's target bonus for the bonus period in which the change in control occurs and (iii) the terminated executive's annualized automobile allowance, all determined at the time of employment termination. The lump sum payment also includes a payment in lieu of continued group insurance coverage and an amount necessary to reimburse the terminated executive for excise taxes, if any, that the executive may be expected to incur as a result of the severance payments. Under the agreements, the Company is obligated to reimburse the executive for outplacement consulting service costs incurred during the two-year period following employment termination in connection with a change in control. The agreements provide that Messrs. Halpin, Compton, Crowley, Mondry and Skinner, if requested by the Company, will enter into consulting agreements with the Company for a period of six months following termination of employment in connection with a change in control. Modified noncompetition restrictions apply for a period of two years under the agreements in the event of employment termination in connection with a change in control.

     Officers of the Company who are not Named Officers have employment agreements that provide for severance payments upon termination by the Company of employment other than for "cause" as defined in the agreements. The agreements provide for severance payments for periods of 18, 12 and six months following termination of employment of Executive Vice Presidents, Senior Vice Presidents and Vice Presidents, respectively. The agreements also provide for lump sum severance payments in lieu of the foregoing payments upon termination of employment in connection with a change in control of the Company. The change in control severance provisions of the agreements with officers of the Company who are not Named Officers are substantially similar to the change in control severance provisions of the Named Officers; provided that for Vice Presidents,
(i) the amount of the lump sum severance payments will be equal to 1.00 times the sum of the items enumerated in the preceding paragraph, (ii) consulting agreements are not required and (iii) modified noncompetition restrictions apply for a period of one year.

     Key employees not covered by employment agreements were covered by a plan containing severance provisions substantially similar to the change in control severance provisions contained in the agreements of the Named Officers, except that the amount of the lump sum severance payments were equal to .50 times the sum of the terminated employee's annual base pay, target bonus and annualized automobile allowance. Key employees not covered by employment agreements were not required to enter into consulting agreements following termination of employment in connection with a change in control and were not subject to noncompetition restrictions at any time. The severance plan for key employees expired May 1, 1998.

                               CERTAIN TRANSACTIONS

     James F. Halpin, Jr., son of the Company's President and Chief Executive Officer, is the owner and President of OMO Marketing, Inc., which acts as a sales representative for Ferris Marketing, Inc., a parent holding company for Worldwide Marketing, Inc., Compaccessories, Inc. and TR Systems, Inc. (collectively, "Ferris Marketing"). The Company purchases import products from Ferris Marketing in the ordinary course of business, and during fiscal 1998 made aggregate purchases totaling $6,153,085 from Ferris Marketing. During fiscal 1998, OMO Marketing, Inc. received $48,928 from Ferris Marketing for services rendered in connection with purchases made from Ferris Marketing by the Company.

              SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors and officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes of ownership with the Commission. Based solely on its review of the copies of such forms received by it, and written representations from certain reporting persons, the Company believes that during fiscal 1998 all filing requirements applicable to its directors, officers and greater than 10% beneficial owners were complied with, except that Paul Poyfair, Executive Vice President--New Business Development of the Company, filed two erroneous reports. Such reports, although filed within the specified time periods, erroneously reported a number of shares sold that, in the aggregate, was 1,800 shares less than the number actually sold.

                         COMPARATIVE STOCK PERFORMANCE

     The graph below compares the cumulative total stockholder return on Common Stock with the cumulative total return on the stocks comprising the NYSE Composite Index (the "NYSE Index") and the Standard & Poor's Retail Composite Index (the "Peer Group Index") for the periods from June 26, 1993 through June 27, 1998 (assuming the investment of $100 on June 26, 1993, in Common Stock and the stocks comprising the NYSE Index and the Peer Group Index, and reinvestment of all dividends).

     The companies whose stocks comprise the Peer Group Index are Albertsons, Inc.; American Stores Company; AutoZone, Inc.; Charming Shoppes; Circuit City Stores, Inc.; Costco Companies, Inc.; CVS Corp.; Dayton Hudson Corp.; Dillards, Inc.; Federated Department Stores; GAP, Inc.; Giant Food, Inc.; Great Atlantic & Pacific Tea Company; Harcourt General, Inc.; Home Depot, Inc.; K-Mart Corp.; Kroger Company; Limited, Inc.; Longs Drug Stores, Inc.; Lowe's Companies, Inc.; May Department Stores Companies; Mercantile Stores Company, Inc.; Nordstrom, Inc.; J.C. Penney Company; Pep Boys-Manny, Moe & Jack; Rite Aid Corporation; Sears Roebuck & Company; Sherwin-Williams Company; Tandy Corporation; TJX Companies, Inc.; Toys R Us, Inc.; Venator Group, Inc.; Wal-Mart Stores; Walgreen Company; and Winn-Dixie Stores, Inc.

              COMPARISON OF CUMULATIVE TOTAL RETURN ON COMMON STOCK,
                          PEER GROUP INDEX AND NYSE INDEX


                                                FISCAL YEAR ENDING JUNE
                            ---------------------------------------------------------
                             1993      1994       1995      1996      1997      1998
                            ------    ------     ------    ------    ------    ------
CompUSA Inc Common Stock    100.00     26.64      92.66    210.81    265.64    223.94
Peer Group Index            100.00     96.06     103.58    126.21    152.00    239.66
NYSE Index                  100.00    103.48     123.53    154.54    201.87    257.25

                                   PROPOSAL NO. 2

                                INDEPENDENT AUDITORS

     Upon the recommendation of the Audit Committee and subject to ratification by the stockholders at the Meeting, the Board of Directors has selected Ernst & Young LLP to audit the consolidated financial statements of the Company for fiscal 1999. Ernst & Young LLP has served the Company in this capacity since 1988. Representatives of Ernst & Young LLP are expected to be present at the Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

VOTE REQUIRED

     Ratification of the selection of the Company's independent auditors requires the affirmative vote of a majority of the shares of Common Stock present or represented at the Meeting and voting thereon. Unless otherwise instructed or restricted, it is the intent of the persons named in the Proxy to vote Proxies FOR ratification of the selection of the Company's independent auditors.


 THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO
            RATIFY THE SELECTION OF THE COMPANY'S INDEPENDENT AUDITORS.

                              STOCKHOLDERS' PROPOSALS

     Stockholders may submit proposals on matters appropriate for stockholder action at subsequent annual meetings of the Company consistent with Rule 14a-8 promulgated under the Exchange Act and the Company's Bylaws. For such a proposal to be considered for inclusion in the Proxy Statement and Proxy relating to the 1999 annual meeting of stockholders, the proposal must contain the information required by the Company's Bylaws and must be received by the Company not later than May 28, 1999 in accordance with Rule 14a-8. In addition, the Company's Bylaws provide that a stockholder desiring to submit a proposal to an annual meeting of stockholders generally must deliver written notice of such proposal, together with the information required by the Bylaws, to the Secretary of the Company no later that 75 days prior to the date on which, in the immediately preceding year, the annual meeting of stockholders was held. For such a proposal to be considered for inclusion on the agenda for the 1999 annual meeting of stockholders, the proposal and the required information must be received by the Company no later than August 21, 1999. Such proposals should be directed to CompUSA Inc., 14951 North Dallas Parkway, Dallas, Texas 75240,
Attention:  Secretary.

                                   OTHER BUSINESS

     The Board of Directors knows of no matters other than those described herein that will be presented for consideration at the Meeting. However, should any other matters properly come before the Meeting or any adjournments thereof, it is the intention of the persons named in the Proxy to vote on such matters in accordance with their best judgment in the interest of the Company.

                                   MISCELLANEOUS

     All costs incurred in the solicitation of Proxies will be borne by the Company. In addition to solicitation by mail, employees of the Company may solicit Proxies by telephone, or personally, without additional compensation. The Company may also make arrangements with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of shares of Common Stock held of record by such persons, and the Company may reimburse such brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses incurred in connection with these activities. In addition, Corporate Investor Communications, Inc. ("CIC") may be retained by the Company to aid in the solicitation of Proxies. If CIC is so retained, it would solicit Proxies by mail, telephone, telegraph and personal interview and may request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting material to beneficial owners of shares of Common Stock held of record by such persons. For these services, CIC would be paid fees not to exceed $6,000 and would be reimbursed for its expenses.

                                   ANNUAL REPORT

     Accompanying this Proxy Statement is a copy of the Company's Annual Report to Stockholders for the fiscal year ended June 27, 1998.

                                       By Order of the Board of Directors



                                                /s/ MARK R. WALKER

                                                  Mark R. Walker
                                           SENIOR VICE PRESIDENT--GENERAL
                                                COUNSEL AND SECRETARY

Dallas, Texas
September 25, 1998

                                    COMPUSA INC.

                     PROXY SOLICITED BY THE BOARD OF DIRECTORS
           FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD NOVEMBER 4, 1998

     The undersigned hereby appoints James F. Halpin and Harold F. Compton, each with the power to act without the other and with full power of substitution, as Proxies to vote, as designated below, all stock of CompUSA Inc. owned by the undersigned at the Annual Meeting of Stockholders to be held at the Hotel Inter-Continental, 15201 North Dallas Parkway, Dallas, Texas on Wednesday, November 4, 1998, at 8:00 a.m., local time, and at any adjournments of the meeting, upon such business as may properly come before the meeting, including the following:

1.   Election as directors of the three nominees listed below.


     / /  FOR all nominees listed below      / /  WITHHOLD AUTHORITY to vote
          (except as indicated to the             for all nominees listed below
          contrary below):                        (TO WITHHOLD AUTHORITY TO VOTE
                                                  FOR ANY NOMINEE, STRIKE A LINE
                                                  THROUGH THE NOMINEE'S NAME
                                                  BELOW):

          Giles H. Bateman      Leonard L. Berry, Ph.D.        Morton E. Handel



2. Approval of the selection of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending June 26, 1999.

     / /  FOR                   / /  AGAINST               / /  ABSTAIN

3. In their discretion on any other matter that may properly come before the meeting and any adjournments thereof.

            (CONTINUED, AND TO BE SIGNED AND DATED, ON THE REVERSE SIDE)

-------------------------------------------------------------------------------

     The shares represented by this proxy will be voted as directed. WHERE NO DIRECTION IS GIVEN, THE SHARES WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES NAMED IN PROPOSAL NO. 1 AND FOR THE APPROVAL OF PROPOSAL NO. 2.

     Please sign below, date and return promptly.

                                       Dated: ___________________,1998

                                       --------------------------------------
                                       Signature


                                       --------------------------------------
                                       (Signature if held jointly)


                                       IMPORTANT: Please sign exactly as name
                                       appears to the left.  When signing on
                                       behalf of a corporation, partnership,
                                       estate, trust or in other representative capacity, please sign name and title. If executed by a corporation, the proxy should be signed by a duly authorized officer. If executed by a partnership, please sign in the partnership name by an authorized person. For joint accounts, each joint owner must sign.




     THIS PROXY MAY BE REVOKED PRIOR TO THE EXERCISE OF THE POWERS CONFERRED BY THE PROXY.